================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               AMENDMENT NO. 1 TO
                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  OCTOBER 12, 2004



                              NGAS RESOURCES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

 PROVINCE OF BRITISH COLUMBIA            0-12185               NOT APPLICABLE
(STATE OR OTHER JURISDICTION OF        (COMMISSION            (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)         FILE NUMBER)          IDENTIFICATION NO.)


        120 PROSPEROUS PLACE, SUITE 201
               LEXINGTON, KENTUCKY                               40509-1844
   (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                      (ZIP CODE)

REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:  (859) 263-3948

        (Former name or former address, if changed since the last report)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2[b]]

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4[c])

================================================================================

ITEM 9.01.    FINANCIAL STATEMENTS AND EXHIBITS

         On October 13, 2004, NGAS Resources, Inc. (the "Company") filed a current report on Form 8-K covering its acquisition of substantially all the oil and gas assets of Stone Mountain Energy Company, L.C. ("SME") located in Bell, Harlan, and Leslie Counties, Kentucky, and Lee County, Virginia (the "Acquired Business"). The Company is amending that report to include financial statements for the Acquired Business and unaudited pro forma financial information for the transaction required under Item 9.01 of Form 8-K.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS
                   ------------------------------------------

                                                                                                              PAGE

Independent Auditors' Report..............................................................................     F-1

Statements of Combined Revenues and Direct Operating Expenses of the Acquired Business for the
   nine months ended September 30, 2004 (unaudited) and the years ended December 31, 2003 and 2002........     F-2

Notes to Statements of Combined Revenues and Direct Operating Expenses....................................     F-3

Unaudited Pro Forma Balance Sheet as of September 30, 2004 and Statements of Operations
   for the nine months ended September 30, 2004 and the years ended December 31, 2003 and 2002............     F-6

Notes to Unaudited Pro Forma Consolidated Financial Statements............................................    F-11


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this amendment to current report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       NGAS RESOURCES, INC.

Date:  December 10, 2004               By:       /s/  William S. Daugherty
                                            -----------------------------------
                                                   William S. Daugherty
                                                  Chief Executive Officer
                                                 (Duly Authorized Officer)
                                               (Principal Executive Officer)

                         REPORT OF INDEPENDENT AUDITORS

To the Shareholders of
NGAS RESOURCES, INC.

We have audited the accompanying statements of combined revenues and direct operating expenses of the oil and gas properties purchased by NGAS RESOURCES, INC. (the "Company") from Stone Mountain Energy, L.C. for the years ended December 31, 2003 and 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audit provides a reasonable basis for our opinion.

The accompanying statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the Company's current report on Form 8-K relating to the Company's purchase of the properties described above, and they are not intended to be a complete financial presentation of those properties.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined revenues and direct operating expenses of the oil and gas properties purchased by NGAS Resources, Inc. from Stone Mountain Energy, L.C. for the years ended December 31, 2003 and 2002 in conformity with generally accepted accounting principles in the United States.

                                               HALL, KISTLER & COMPANY LLP

Canton, Ohio
November 17, 2004

          STATEMENTS OF COMBINED REVENUES AND DIRECT OPERATING EXPENSES
        OF THE OIL AND GAS PROPERTIES PURCHASED BY NGAS RESOURCES, INC.
                        FROM STONE MOUNTAIN ENERGY, L.C.

                                                       YEAR ENDED DECEMBER 31,                   NINE MONTHS ENDED
                                            --------------------------------------------            SEPTEMBER 30,
                                                   2003                       2002                      2004
                                            ------------------         -----------------         ------------------
                                                                                                     (UNAUDITED)
Revenues......................................$    5,819,624             $   6,120,179             $   4,594,069

Direct operating expenses.....................     2,536,978                 3,196,134                 1,289,595
                                              --------------             -------------             -------------
Excess of revenues over direct
   operating expenses.........................$    3,282,646             $   2,924,045             $   3,304,474
                                              ==============             =============             =============






See Notes to Statements of Combined Revenues and Direct Operating Expenses

     NOTES TO STATEMENTS OF COMBINED REVENUES AND DIRECT OPERATING EXPENSES
        OF THE OIL AND GAS PROPERTIES PURCHASED BY NGAS RESOURCES, INC.
                        FROM STONE MOUNTAIN ENERGY, L.C.

NOTE 1 - SUMMARY OF THE TRANSACTION

         On October 12, 2004, NGAS Resources, Inc. (together with its subsidiaries, "NGAS") acquired oil and gas assets from Stone Mountain Energy, L.C. ("SME") located in Bell, Harlan and Leslie Counties, Kentucky and Lee County, Virginia (the "SME Properties"). NGAS completed the purchase of the SME Properties through Daugherty Petroleum, Inc., its wholly owned operating subsidiary ("DPI"), for a purchase price of $27 million. As part of the acquisition of the SME Properties, DPI assumed specified obligations of SME, including future obligations under its oil and gas leases, farm-out arrangements and operating agreements. No SME debt was assumed in the transaction.

NOTE 2 - BASIS OF PRESENTATION

         The accompanying statements of combined revenues and direct operating expenses of the SME Properties for the nine months ended September 30, 2004 (unaudited) and the years ended December 31, 2003 and 2002 were derived from the historical accounting records of the SME and reflect the revenues and direct operating expenses of the oil and gas producing properties of SME comprising the SME Properties. The statements do not include depreciation, depletion and amortization (DD&A"), selling, general and administrative ("SG&A") expenses, income taxes or interest expense for the SME Properties for the periods presented since they cannot be accurately quantified and may not be comparable to the expenses expected to be incurred in the operation of the SME Properties by NGAS.

         Revenues and direct operating expenses included in the accompanying statements represent operating results from the working interests acquired by NGAS in the SME Properties for the most recent interim period and the two years prior to the closing of the acquisition and are presented on an accrual basis of accounting. Direct operating expenses include all costs associated with lifting, field processing and transportation of oil and gas production from the SME Properties, as well as associated gas marketing costs and direct overhead. No costs are included for general corporate overhead or activities of SME not directly related to production operations for the SME Properties.

         NGAS is unable to quantify the expenses omitted from the accompanying statements for various reasons. DD&A is omitted because its computation is dependent on certain historical information that is unavailable to NGAS, including SME's historical costs and prior depletion rates. Interest expense, SG&A and income taxes are omitted because they are dependent on SME's overall costs, financing structure and general overhead burden for its entire business, which included operations and properties in addition to the SME Properties acquired by NGAS. Quantifying a portion of the omitted expenses would therefore require allocations not previously performed by SME to determine the costs attributable solely to the SME Properties. NGAS has estimated these amounts based on its anticipated costs for integrating and developing the SME Properties under its own corporate and financing structure, based on the purchase price paid for the SME Properties and the successful efforts accounting method applied to the SME Properties.

         The accompanying statements of combined revenues and direct operating expenses are not necessarily indicative of the results of operations for the SME Properties in future periods. For future periods, operations of the SME Properties will result in DD&A, interest expense, SG&A expenses and income taxes that are not reflected in the accompanying statements. The amount of these expenses allocable to the SME Properties in future periods will be based on the purchase price paid for the acquired properties and will be directly affected by the acquisition financing, corporate structure, future capital development and successful efforts accounting method applied by NGAS in its future operation of the SME Properties.

NOTE 3 - COMMITMENTS AND CONTINGENCIES

         Under the acquisition agreement for the SME Properties, any obligations relating to the operation of the SME Properties prior to the acquisition date are retained by SME, which has indemnified NGAS against liabilities and claims arising from those operations prior to the acquisition date. During 2003, SME settled its future delivery obligations under a natural gas financial hedging arrangement under which its production had been sold at average prices of $4.60 per Mcf in 2003 and $3.16 per Mcf in 2002. NGAS is not aware of any current liabilities, environmental or other claims or contingencies affecting the SME Properties that would have a material effect on the accompanying statements of combined revenues and direct operating expenses.

NOTE 4 - SUPPLEMENTAL OIL AND GAS RESERVE INFORMATION (UNAUDITED)

         (a) General. This Note provides information about the estimated net proved oil and gas reserves attributable to the SME Properties and the present value of estimated cash flows from those reserves in accordance with SFAS No. 69, "Disclosures about Oil and Gas Producing Activities." The oil and gas reserve information is based on estimates by Wright & Company, Inc., independent petroleum engineers, for the year ended December 31, 2003 and by NGAS for the year ended December 31, 2002, in accordance with regulations of the Securities and Exchange Commission, using market or contract prices at the end of each of the years presented below. These prices were held constant over the estimated life of the reserves. There are numerous uncertainties inherent in estimating quantities and values of proved oil and gas reserves and in projecting future rates of production and the timing of development expenditures, including factors involving reservoir engineering, pricing and both operating and regulatory constraints. All reserve estimates are to some degree speculative, and various classifications of reserves only constitute attempts to define the degree of speculation involved. Accordingly, oil and gas reserve information represents estimates only and should not be construed as being exact.

         (b) Estimated Oil and Gas Reserve Quantities. The following table summarizes the estimated quantities of proved oil and gas reserves from the SME Properties, all of which are located in the continental United States, and changes in net proved reserves for each of the years presented below.


                                                           NATURAL GAS                   CRUDE OIL AND LIQUIDS
                                                              (Mcf)                             (Bbls)
                                                 -------------------------------    -------------------------------
                                                     2003              2002             2003              2002
                                                 -------------    --------------    -------------    --------------
Proved developed and undeveloped reserves:
   Beginning of year.............................   37,384,528        62,651,280          190,428           137,168
   Production....................................   (1,091,420)       (1,667,729)         (30,338)          (37,161)
   Revisions of previous estimates...............  (13,820,579)      (32,248,017)         (30,818)          (71,909)
   Extensions, discoveries and additions.........           --         8,648,994               --           162,330
                                                 -------------    --------------    -------------    --------------
   End of year...................................   22,472,529        37,384,528          129,272           190,428
                                                 =============    ==============    =============    ==============
Proved developed reserves........................   10,801,233        12,394,228          129,272           190,428
                                                 =============    ==============    =============    ==============

         (c) Standardized Measure of Discounted Future Net Cash Flows. The following table presents the standardized measure of discounted future net cash flows from the proved oil and gas reserves estimated for the SME Properties as of the end of the years presented below. The standardized measure of future net cash flows are calculated using weighted average prices in effect at year end. Those prices were $6.44 and $4.83, respectively, per Mcf of natural gas as of December 31, 2003 and 2002 and $30.00 and $28.35, respectively, per barrel of oil as of those dates. The resulting estimated future cash inflows are reduced by estimated future costs to develop and produce the estimated proved reserves based on year-end cost levels. Future income taxes are based on year-end statutory rates. The future net cash flows are reduced to present value by applying a 10% annual discount rate.

         The standardized measure of discounted future net cash flows from the proved oil and gas reserves estimated for the SME Properties is provided for the financial statement user as a common base for comparing oil and gas reserves of enterprises in the industry and may not represent the fair market value of the oil and gas reserves from the SME Properties or the present value of future cash flows of equivalent reserves due to various uncertainties inherent in making these estimates. Those factors include changes in oil and gas prices from year-end prices used in the estimates, unanticipated changes in future production and development costs and other uncertainties in estimating quantities and present values of oil and gas reserves. Accordingly, the following standardized measure of discounted future net cash flows is not intended to represent the replacement cost or fair market value of the SME Properties.


                                 (IN THOUSANDS)

                                                                                         YEAR ENDED DECEMBER 31,
                                                                                    -------------------------------
                                                                                      2003                  2002
                                                                                    ---------             ---------
Future cash flows...................................................................$ 136,694             $ 218,759
Future production costs.............................................................  (55,157)              (45,386)
Future development costs............................................................  (13,565)              (20,575)
                                                                                    ---------             ---------
Future net cash flows before tax expense............................................   67,972               152,798
Future income taxes.................................................................  (16,179)              (34,818)
                                                                                    ---------             ---------
Future net cash flows after tax expense.............................................   51,793               117,980
Annual discount at 10%..............................................................  (24,269)              (52,226)
                                                                                    ---------             ---------
Standardized measure of discounted  future net cash flows...........................$  27,524             $  65,754
                                                                                    =========             =========


         (d) Changes in Standardized Measure of Discounted Future Net Cash Flows. The following table summarizes the changes in the standardized measure of discounted future net cash flows from the proved oil and gas reserves estimated for the SME Properties after income taxes for each of the years presented below. Sales of oil and gas, net of production costs, are based on historical pre-tax results. Extensions and discoveries and the changes due to revisions in standardized variables are reported on a pre-tax discounted basis, while the accretion of discount is presented after tax.

                                 (IN THOUSANDS)
                                                                                        YEAR ENDED DECEMBER 31,
                                                                                    -------------------------------
                                                                                      2003                  2002
                                                                                    ---------             ---------
Balance, beginning of year..........................................................$  65,754             $  32,375
Increase (decrease) due to operations in the reported year:
   Sales and transfer of oil and gas, net of production costs.......................   (3,283)               (2,924)
   Net changes in anticipated prices and production costs...........................   (7,016)               27,434
   Extensions and discoveries, less related costs...................................       --                23,079
Increase (decrease) due to changes in standardized variables:
   Revisions of previous quantity estimates.........................................  (17,516)              (30,800)
   Accretion of discount............................................................    6,575                 3,238
   Net change in future income taxes................................................  (15,292)               13,352
Changes in  production rates (timing) and other.....................................   (1,698)                   --
                                                                                    ---------             ---------
Balance, end of year................................................................$  27,524             $  65,754
                                                                                    =========             =========

                              NGAS RESOURCES, INC.

                    UNAUDITED PRO FORMA FINANCIAL STATEMENTS

         The following Unaudited Pro Forma Financial Statements set forth certain pro forma financial information with respect to the purchase by NGAS Resources, Inc. (together with its subsidiaries, "NGAS") of substantially all the oil and gas assets of Stone Mountain Energy, L.C. ("SME") located in Bell, Harlan, and Leslie Counties, Kentucky, and Lee County, Virginia (the "SME Properties"). NGAS completed the purchase of the SME Properties through Daugherty Petroleum, Inc., its wholly owned operating subsidiary ("DPI"), on October 12, 2004. The purchase price for the SME Properties was $27 million. Funding was provided from working capital, borrowings of $15 million under DPI's secured credit facility and proceeds from an institutional private placement of 7% convertible notes of NGAS in October 2004. The purchase price was allocated among the SME Properties as of the closing date.

         As part of the acquisition of the SME Properties, DPI added field employees of SME to its staff and assumed specified obligations of SME, including future obligations under its oil and gas leases, farmout arrangements and operating agreements. No SME debt was assumed in the transaction.

         The Unaudited Pro Forma Financial Statements are derived from the Consolidated Balance Sheet of NGAS as of September 30, 2004 (unaudited), Consolidated Statements of Operations of NGAS for the nine months ended September 30, 2004 (unaudited) and the years ended December 31, 2003 and 2002 and the Statements of Combined Revenues and Direct Operating Expenses of the SME Properties for the nine months ended September 30, 2004 (unaudited) and the years ended December 31, 2003 and 2002. The Unaudited Pro Forma Balance Sheet has been prepared as if NGAS purchased the SME Properties as of September 30, 2004, and the Unaudited Pro Forma Statements of Operations have been prepared as if NGAS purchased the SME Properties as of January 1, 2002.

         Future results may vary significantly from the amounts reflected in the following information due to economic factors, production or price declines, future activities of NGAS and other matters. The Unaudited Pro Forma Financial Statements should be read in conjunction with the accompanying Notes and the Statements of Combined Revenues and Direct Operating Expenses of the SME Properties and notes thereto.

                              NGAS RESOURCES, INC.

                        UNAUDITED PRO FORMA BALANCE SHEET
                            AS OF SEPTEMBER 30, 2004

ASSETS                                                          NGAS             ADJUSTMENTS            PRO FORMA
                                                            -------------        -----------         --------------
   Current assets:
     Cash...................................................$  10,638,758       $  (6,619,046)(1)    $    4,019,712
     Accounts receivable....................................    1,613,629                                 1,613,629
     Prepaid expenses and other current assets..............    1,012,922                                 1,012,922
     Loans to related parties...............................      185,974                                   185,974
                                                            -------------       -------------        --------------
       Total current assets.................................   13,451,283          (6,619,046)            6,832,237
   Bonds and deposits.......................................      124,400                                   124,400
   Oil and gas properties...................................   35,589,214          27,000,000(2)         62,589,214
   Property and equipment...................................    2,022,422                                 2,022,422
   Loans to related parties.................................      349,598                                   349,598
   Investments..............................................       55,454                                    55,454
   Deferred financing costs.................................       94,761             769,272(3)            864,033
   Goodwill.................................................      313,177                                   313,177
                                                            -------------       -------------        --------------
   Total assets.............................................$  52,000,309       $  21,150,226        $   73,150,535
                                                            =============       =============        ==============
LIABILITIES
   Current liabilities:
     Accounts payable.......................................$   2,324,531                            $    2,324,531
     Accrued liabilities....................................    2,405,217                                 2,405,217
     Income taxes payable...................................        3,107                                     3,107
     Customers' drilling deposits...........................    5,071,100                                 5,071,100
     Long term debt, current portion........................      376,995                                   376,995
                                                            -------------                            --------------
       Total current liabilities............................   10,180,950                                10,180,950
   Future income taxes......................................      674,542                                   674,542
   Long term debt...........................................    3,025,848       $  20,847,954(4)         23,873,802
   Deferred compensation....................................      214,595                                   214,595
                                                            -------------       -------------        --------------
   Total liabilities........................................   14,095,935          20,847,954            34,943,889
                                                            -------------       -------------        --------------
SHAREHOLDERS' EQUITY
   Capital stock
     Issued:
       Common shares........................................   52,578,020                                52,578,020
       Common shares held in treasury, at cost..............      (23,630)                                  (23,630)
       Paid-in capital - options and warrants...............    1,332,926             302,272(5)          1,635,198
     To be issued:
       Common shares (62,850 shares)........................      247,650                                   247,650
                                                            -------------       -------------        --------------
                                                               54,134,966             302,272            54,437,238
   Deficit..................................................  (16,230,592)                              (16,230,592)
                                                            -------------       -------------        --------------
   Total shareholders' equity...............................   37,904,374             302,272            38,206,646
                                                            -------------       -------------        --------------
   Total liabilities and shareholders' equity...............$  52,000,309       $  21,150,226        $   73,150,535
                                                            =============       =============        ==============



See Notes to Unaudited Pro Forma Financial Statements.

                              NGAS RESOURCES, INC.

                   UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2004

                                                                       SME
                                                     NGAS           PROPERTIES       ADJUSTMENTS     PRO FORMA
                                                 -------------    --------------    -------------    --------------
REVENUE
  Contract drilling..............................$  27,927,475    $           --                         27,927,475
  Oil and gas production.........................    3,230,351         4,594,069                          7,824,420
  Gas transmission and compression...............    1,093,296                --                          1,093,296
                                                 -------------    --------------                     --------------
    Total revenue................................   32,251,122         4,594,069                         36,845,191
                                                 -------------    --------------                     --------------
DIRECT EXPENSES
  Contract drilling..............................   20,499,504                --                         20,499,504
  Oil and gas production.........................    1,187,200         1,289,595    $     354,240(1)      2,831,035
  Gas transmission and compression...............      686,724                --                            686,724
                                                 -------------    --------------    -------------    --------------
    Total direct expenses........................   22,373,428         1,289,595          354,240        24,017,263
                                                 -------------    --------------    -------------    --------------
GROSS PROFIT.....................................    9,877,694         3,304,474         (354,240)       12,827,928
                                                 -------------    --------------    -------------    --------------
OTHER INCOME (EXPENSES)
  Selling, general and administrative............   (6,831,254)               --                         (6,831,254)
  Compensation cost..............................     (427,450)               --                           (427,450)
  Depreciation, depletion and amortization.......     (833,550)               --       (1,015,773)(2)    (1,849,323)
  Interest expense...............................     (284,253)               --         (967,125)(3)    (1,251,378)
  Interest income................................      248,282                --          (79,650)(4)       168,632
  Other, net.....................................       76,275                --                             76,275
                                                 -------------    --------------    -------------    --------------
    Total other income (expenses)................   (8,051,950)               --       (2,062,548)      (10,114,498)
                                                 -------------    --------------    -------------    --------------
INCOME BEFORE INCOME TAXES.......................    1,825,744         3,304,474       (2,416,788)        2,713,430

INCOME TAX EXPENSE...............................      833,052                --          355,075(5)      1,188,127
                                                 -------------    --------------    -------------    --------------
NET INCOME.......................................$     992,692    $    3,304,474    $  (2,771,863)   $    1,525,303
                                                 =============    ==============    =============    ==============





See Notes to Unaudited Pro Forma Financial Statements.

                              NGAS RESOURCES, INC.

                   UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2003

                                                                       SME
                                                     NGAS           PROPERTIES       ADJUSTMENTS        PRO FORMA
                                                 -------------    --------------    -------------    --------------
REVENUE
  Contract drilling..............................$  23,640,000    $           --                         23,640,000
  Oil and gas production.........................    2,550,040         5,819,624                          8,369,664
  Gas transmission and compression...............    1,254,393                --                          1,254,393
                                                 -------------    --------------                     --------------
    Total revenue................................   27,444,433         5,819,624                         33,264,057
                                                 -------------    --------------                     --------------
DIRECT EXPENSES
  Contract drilling..............................   12,207,772                --                         12,207,772
  Oil and gas production.........................      958,081         2,536,978    $     448,704(1)      3,943,763
  Gas transmission and compression...............      587,644                --                            587,644
                                                 -------------    --------------    -------------    --------------
    Total direct expenses........................   13,753,497         2,536,978          448,704        16,739,179
                                                 -------------    --------------    -------------    --------------
GROSS PROFIT.....................................   13,690,936         3,282,646         (448,704)       16,524,878
                                                 -------------    --------------    -------------    --------------
OTHER INCOME (EXPENSES)
  Selling, general and administrative............   (7,532,554)               --                         (7,532,554)
  Compensation cost..............................     (742,800)               --                           (742,800)
  Depreciation, depletion and amortization.......     (911,089)               --       (1,474,149)(2)    (2,385,238)
  Interest expense...............................     (493,441)               --       (1,350,500)(3)    (1,843,941)
  Interest income................................      176,334                --         (106,200)(4)        70,134
  Other, net.....................................     (125,149)               --                           (125,149)
                                                 -------------    --------------    -------------    --------------
    Total other income (expenses)................   (9,628,699)               --       (2,930,849)      (12,559,548)
                                                 -------------    --------------    -------------    --------------
INCOME BEFORE INCOME TAXES.......................    4,062,237         3,282,646       (3,379,553)        3,965,330

INCOME TAX EXPENSE...............................      402,097                --                            402,097
                                                 -------------    --------------    -------------    --------------
NET INCOME.......................................$   3,660,140    $    3,282,646    $  (3,379,553)   $    3,563,233
                                                 =============    ==============    =============    ==============




See Notes to Unaudited Pro Forma Financial Statements.

                              NGAS RESOURCES, INC.

                   UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2002

                                                                       SME
                                                     NGAS           PROPERTIES       ADJUSTMENTS     PRO FORMA
                                                 -------------    --------------    -------------    --------------
REVENUE
  Contract drilling..............................$   6,269,598    $           --                          6,269,598
  Oil and gas production.........................    1,204,111         6,120,179                          7,324,290
  Gas transmission and compression...............      930,934                --                            930,934
                                                 -------------    --------------                     --------------
    Total revenue................................    8,404,643         6,120,179                         14,524,822
                                                 -------------    --------------                     --------------
DIRECT EXPENSES
  Contract drilling..............................    2,916,348                --                          2,916,348
  Oil and gas production.........................      673,227         3,196,134    $     426,269(1)      4,295,630
  Gas transmission and compression...............      494,525                --                            494,525
                                                 -------------    --------------    -------------    --------------
    Total direct expenses........................    4,084,100         3,196,134          426,269         7,706,503
                                                 -------------    --------------    -------------    --------------
GROSS PROFIT.....................................    4,320,543         2,924,045         (426,269)        6,818,319
                                                 -------------    --------------    -------------    --------------
OTHER INCOME (EXPENSES)
  Selling, general and administrative............   (2,898,632)               --                         (2,898,632)
  Depreciation, depletion and amortization.......     (652,069)               --       (1,318,590)(2)    (1,970,659)
  Interest expense...............................     (249,267)               --       (1,449,000)(3)    (1,698,267)
  Interest income................................       45,261                --          (45,261)(4)            --
  Other, net.....................................       69,114                --                             69,114
                                                 -------------    --------------    -------------    --------------
    Total other income (expenses)................   (3,685,593)               --       (2,812,851)       (6,498,444)
                                                 -------------    --------------    -------------    --------------
INCOME BEFORE INCOME TAXES.......................      634,950         2,924,045       (3,239,120)          319,875

INCOME TAX EXPENSE...............................           --                --                                 --
                                                 -------------    --------------    -------------    --------------
NET INCOME.......................................$     634,950    $    2,924,045    $  (3,239,120)   $      319,875
                                                 =============    ==============    =============    ==============



See Notes to Unaudited Pro Forma Financial Statements

                              NGAS RESOURCES, INC.

                NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS

NOTE 1 - BASIS OF PRESENTATION

         The accompanying Unaudited Pro Forma Financial Statements reflect the purchase by NGAS Resources, Inc. (together with its subsidiaries, "NGAS") of substantially all the oil and gas assets of Stone Mountain Energy, L.C. ("SME") located in Bell, Harlan, and Leslie Counties, Kentucky, and Lee County, Virginia (the "SME Properties"). The Unaudited Pro Forma Financial Statements are derived from the Consolidated Balance Sheet of NGAS as of September 30, 2004 (unaudited), the Consolidated Statements of Operations of NGAS for the nine months ended September 30, 2004 (unaudited) and the years ended December 31, 2003 and 2002 and the Statements of Combined Revenues and Direct Operating Expenses of the SME Properties for the nine months ended September 30, 2004 (unaudited) and the years ended December 31, 2003 and 2002. The Unaudited Pro Forma Balance Sheet has been prepared as if NGAS purchased the SME Properties as of September 30, 2004, and Unaudited Pro Forma Statements of Operations have been prepared as if NGAS purchased the SME Properties as of January 1, 2002. The closing of the transaction occurred on October 12, 2004.

NOTE 2 - PRO FORMA ADJUSTMENTS

         Pro Forma Balance Sheet. The pro forma adjustments to the consolidated balance sheet of NGAS as of September 30, 2004 necessary to reflect the acquisition of the SME Properties on a pro forma basis as of that date are summarized below.

         (1) To reflect the use of cash balances of $6,152,046 to finance part of the purchase price for the SME Properties.

         (2)  To reflect the purchase price for the SME Properties.

         (3) To reflect deferred financing costs recorded for an institutional private placement of a 7% convertible note of NGAS in October 2004, proceeds from which were used to fund part of the purchase price for the SME Properties.

         (4) To reflect indebtedness incurred by NGAS to finance part of the purchase price for the SME Properties, consisting of (a) borrowings of $15 million under DPI's secured credit facility and (b) proceeds from an institutional private placement of a 7% convertible note of NGAS in October 2004.

         (5) To account of common stock purchase warrants issued with the institutional private placement of the 7% convertible note of NGAS in October 2004.

         Pro Forma Statements of Operations. The pro forma adjustments to the consolidated statements of operations of NGAS for the nine months ended September 30, 2004 (unaudited) and the years ended December 31, 2003 and 2002 necessary to reflect the acquisition of the SME Properties on a pro forma basis as of January 1, 2002 are summarized below.

         (1) To increase production expenses to reflect salary and other benefits for field employees of SME added to the NGAS staff in connection with the acquisition.

         (2) To reflect (a) depletion on developed SME Properties computed under the units-of-production method and (b) depreciation of acquired gathering systems and equipment.

         (3) To reflect interest on indebtedness incurred by NGAS to finance part of the purchase price for the SME Properties, consisting of (a) borrowings of $15 million under DPI's secured credit facility, which bears interest at 1% above the bank's prime rate, and (b) proceeds from an institutional private placement of a 7% convertible note of NGAS in October 2004.

         (4) To reflect lower interest income from a reduction in cash balances used to finance part of the purchase price for the SME Properties.

         (5) To reflect additional income tax expense for the nine months ended September 30, 2004 on net revenues of SME for the interim period at statutory rates after direct expenses and additional expenses reflected in the foregoing pro forma adjustments.

NOTE 3 - PRO FORMA OIL AND GAS DISCLOSURES

         The following tables set forth certain pro forma oil and gas disclosures of NGAS reflecting the purchase of the SME Properties as of December 31, 2003.

                   HISTORICAL AND PRO FORMA RESERVE QUANTITIES
                             AS OF DECEMBER 31, 2003

                                                                                        HISTORICAL     PRO FORMA
                                                                                        ----------     ---------
Natural gas (Mcf):
  Proved developed.....................................................................  12,345,355      23,146,588
  Proved undeveloped...................................................................  18,454,309      30,125,605
                                                                                       ------------    ------------
    Total proved.......................................................................  30,799,664      53,272,193
                                                                                       ============    ============
Crude oil and liquids (Bbl):
  Proved developed.....................................................................      85,253         214,525
  Proved undeveloped...................................................................       9,992           9,992
                                                                                       ------------    ------------
    Total proved.......................................................................      95,245         224,517
                                                                                       ============    ============


  HISTORICAL AND PRO FORMA ESTIMATED FUTURE NET CASH FLOWS FROM PROVED RESERVES
                             AS OF DECEMBER 31, 2003
                                 (IN THOUSANDS)

                                                                                        HISTORICAL       PRO FORMA
                                                                                        ----------       ---------
Undiscounted future net cash flows from estimated production
   of proved reserves...................................................................$    86,878      $  138,671
Standardized measure of discounted future
   net cash flows(1)....................................................................$    33,597      $   61,121

---------------------
     (1) The present value (discounted at 10% per annum) of estimated future net cash flows from proved reserves of NGAS and the SME Properties is based upon assumptions regarding prices and production rates including those relating to gas subject to long-term contracts. Future changes in markets and prices or actions taken by purchasers of production could cause these assumptions to change, in which event the present value of estimated future net cash flows from the estimated proved reserves could be adversely affected.